                       UGI UTILITIES INC. AND SUBSIDIARIES
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - EXHIBIT 12.1
                             (THOUSANDS OF DOLLARS)



                                                        Year Ended September 30,
                                            -----------------------------------------------
                                             1998      1997      1996      1995      1994
                                            -------   -------   -------   -------   -------
EARNINGS:
Earnings before income taxes                $57,007   $63,275   $61,717   $39,759   $41,244
Interest expense                             17,383    16,696    15,921    16,632    16,482
Amortization of debt discount and expense       200       176       173       206       187
Interest component of rental expense          1,624     1,887     1,838     1,604     1,344
                                            -------   -------   -------   -------   -------

                                            $76,214   $82,034   $79,649   $58,201   $59,257
                                            =======   =======   =======   =======   =======
FIXED CHARGES:
Interest expense                            $17,383   $16,696   $15,921   $16,632   $16,482
Amortization of debt discount and expense       200       176       173       206       187
Allowance for funds used during
  construction (capitalized interest)            39       114       107        65       136
Interest component of rental expense          1,624     1,887     1,838     1,604     1,344
                                            -------   -------   -------   -------   -------
                                            $19,246   $18,873   $18,039   $18,507   $18,149
                                            =======   =======   =======   =======   =======
Ratio of earnings to fixed charges             3.96      4.35      4.42      3.14      3.27
                                            =======   =======   =======   =======   =======
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